SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Exa Corporation 2017 Stock Incentive Plan

At our 2017 Annual Meeting of Stockholders held on June 15, 2017, our stockholders approved the Exa Corporation 2017 Stock Incentive Plan, or the 2017 Plan. The 2017 Plan provides for, among other things, the issuance of up to 1,400,000 shares of our common stock, plus (i) the number of shares under our Amended and Restated 2011 Stock Incentive Plan, or the Prior Plan, that remain available for grant and (ii) an additional number of shares equal to (A) the number of shares subject to awards granted under the Prior Plan that are, following the effectiveness of the 2017 Plan, forfeited, cancelled, settled without the issuance of stock, or otherwise terminated (other than by exercise), (B) shares issued pursuant to any unvested award that we reacquire at not more than the grantee’s purchase price, and (C) shares of stock that are tendered to us or withheld by us in satisfaction of the exercise price of an option granted under the Prior Plan or satisfaction of tax withholding obligations with respect to any award granted under the Prior Plan.

Adoption of the French Sub-plan of the 2017 Plan

At the annual meeting of stockholders, our stockholders also approved the French Sub-plan of the 2017 Plan, or the French Sub-plan. The French Sub-plan operates under the 2017 Plan and is intended to govern awards made to individuals who are subject to taxation or the social security scheme under French law.

We incorporate herein by reference the descriptions of the material terms of the 2017 Plan and the French Sub-plan appearing under the headings “Proposal 2: Approval of 2017 Stock Incentive Plan” and “Proposal 3: Approval of French Sub-plan of the 2017 Stock Incentive Plan,” respectively, in our definitive proxy statement dated as of April 28, 2017.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our 2017 Annual Meeting of Stockholders, four proposals were submitted to our stockholders. The holders of 14,308,519 shares of common stock were present or represented by proxy at the meeting. The proposals are described in detail in our definitive proxy statement dated April 28, 2017. The final results for the votes for each proposal are set forth below.

At the annual meeting, John J. Shields, III was elected as a Class II Director, to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders. The votes cast in the election were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John J. Shields, III	11,768,500	344,683	2,195,336

At the annual meeting, our stockholders also approved the 2017 Plan, approved the French Sub-plan, and ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2018. The votes cast on these proposals were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve the 2017 Plan	10,061,146	2,049,517	2,520	2,195,336
To approve the French Sub-plan	10,819,708	1,289,955	3,520	2,195,336
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year 2018	14,301,803	3,038	3,678	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Richard F. Gilbody
Richard F. Gilbody
Chief Financial Officer

Date: June 21, 2017